UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO.4 TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BCS Solutions, Inc.
                              -------------------
             (Exact name of registrant as specified in its charter)

                                    Florida
                                    -------
         (State or other jurisdiction of incorporation or organization)

                                      7380
                                      ----
            (Primary Standard Industrial Classification Code Number)

                                   90-0554260
                                   ----------
                    (I.R.S. Employer Identification Number)

                                 Tyler Vorhies
                  1200 Laysan Teal Drive, Roseville, CA 95747
                                  916-289-0434
                  -------------------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 As soon as practicable after the effective date of this registration statement
 ------------------------------------------------------------------------------
       (Approximate date of commencement of proposed sale to the public)

This is the initial public offering of the Company's common stock.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)

                         CALCULATION OF REGISTRATION FEE

Title of Each                      Proposed        Proposed
  Class of        Amount           Maximum          Maximum         Amount of
Securities to     to be         Offering Price     Aggregate       Registration
be Registered   Registered(1)     Per Unit(2)    Offering Price       Fee(3)
-------------   -------------   --------------   --------------    ----------
Common Stock
by Company        3,000,000          $0.01           $30,000          $2.14

(1) The Company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 1,500,000 shares sold and the gross proceeds will be $15,000.

(2) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3) Estimated solely for the purpose of calculating the registration fee based on Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              BCS Solutions, Inc.

                        3,000,000 SHARES OF COMMON STOCK

This registration statement constitutes the initial public offering of BCS Solutions' common stock. BCS Solutions is registering 3,000,000 shares of common stock at an offering price of $0.01 per share for a total amount of $30,000. The Company will sell the securities in $500 increments. There are no underwritings or broker dealers involved with the offering.

The Company's sole officer and director, Mr. Tyler Vorhies, will be responsible to market and sell these securities. The Company will offer the securities on a best efforts basis and there will be no minimum amount required to close the transaction. Even if all the shares are sold, the Company will not have sufficient funds to commence operations. Over the next twelve (12) months, the Company anticipates needed $150,000 to operate the business. If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $5,000.

The offering price of $0.01 per share may not reflect the market price of the shares after the offering. The proceeds from the sale of the securities will be placed directly into the Company's account and there will not be an escrow account. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering. There has been no public trading market for the common stock of BCS Solutions, and even if all the shares are sold in this offering, the Company will not have a public trading market.

The Company is a development stage company. Our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. The Company is not a blank check company and we have no plans or intentions to be acquired or merge with an operating company. We also have no plans to change our management nor enter into change of control or similar transaction. Mr. Tyler Vorhies, our sole officer and director, has no plans to enter into a change of control or similar transaction or to change management.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

               The date of this prospectus is September __, 2010

                               TABLE OF CONTENTS

                                                                        Page No.
Part I
------
SUMMARY OF OUR OFFERING.................................................       3
SUMMARY OF FINANCIAL DATA...............................................       5
DESCRIPTION OF PROPERTY.................................................       5
RISK FACTORS............................................................       6
USE OF PROCEEDS.........................................................      14
DETERMINATION OF OFFERING PRICE.........................................      14
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES...........................      14
THE OFFERING BY THE COMPANY.............................................      15
PLAN OF DISTRIBUTION....................................................      16
LEGAL PROCEEDINGS.......................................................      17
BUSINESS................................................................      17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............      19
LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL..................      20
CODE OF BUSINESS CONDUCT AND ETHICS.....................................      24
BACKGROUND OF OFFICERS AND DIRECTORS....................................      25
EXECUTIVE COMPENSATION..................................................      25
PRINCIPAL STOCKHOLDERS..................................................      27
DESCRIPTION OF SECURITIES...............................................      27
REPORTING...............................................................      28
STOCK TRANSFER AGENT....................................................      28
STOCK OPTION PLAN.......................................................      29
LITIGATION..............................................................      29
LEGAL MATTERS...........................................................      29
EXPERTS.................................................................      29
FINANCIAL STATEMENTS....................................................     F-1

Part II
-------
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION ...................    II-1
ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS .....................    II-1
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES .......................    II-2
ITEM 16. EXHIBITS ......................................................    II-2
ITEM 17. UNDERTAKINGS ..................................................    II-2
SIGNATURES .............................................................    II-5


                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            SUMMARY OF OUR OFFERING

BCS Solutions, Inc. has 12,000,000 shares of common stock issued and outstanding and is registering an additional 3,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. BCS Solutions will receive all proceeds from the sale of the common stock.

Mr. Vorhies, our sole officer and director, owns 12,000,000 shares and after the offering is completed, he will continue to control the Company.

          3,000,000 shares of common stock are offered by the company.

Offering price per share by the         The price the company sells the shares
company                                 of common stock is set at $0.01.

Number of shares outstanding before     12,000,000 common shares are currently
the offering of common shares           issued and outstanding.

Number of shares outstanding after      15,000,000 common shares will be issued
the offering of common shares           and outstanding after this offering is
                                        completed if all shares are sold. If the offering is not fully subscribed, less than 15,000,000 will be outstanding after the offering. For example, if the Company sells 50% of the total offering, the Company will sell 1.5 million shares and there will be 13.5 million shares outstanding after the offering under these circumstances.

The minimum number of shares to be
sold in this offering                   None.

Market for the common shares            There is no public market for the common
                                        shares. The shares are being offered at
                                        $0.01 per share. BCS Solutions may not
                                        be able to meet the requirement for a
                                        public listing or quotation of its
                                        common stock. In order to be quoted on
                                        the OTCBB, the Company must engage a
                                        market maker to file an application and
                                        receive approval. The Company has no
                                        intentions, discussions, or agreements
                                        with any market makers at this time.
                                        Further, even if BCS Solutions common
                                        stock is quoted or granted listing, a
                                        market for the common shares may not
                                        develop. If a market develops, the price of the shares in the market may not be greater than or equal to the price in this offering.

Use of proceeds                         The Company intends to use the proceeds
                                        this offering to complete the business
                                        plan and create the prototype of the
                                        first product, pre-authorized checking.

                                        The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000, are being paid for by BCS Solutions. The net proceeds will be the gross proceeds from the offering less the expenses of $5,000. Therefore, if all shares are sold in the offering, the net proceeds will be $25,000 ($30,000 Gross proceeds
                                        - $5,000 expenses). If all shares are
                                        not sold, the gross proceeds will be
                                        less and may not cover the expenses of
                                        the offering. For example, if the
                                        Company sells 50% of the securities, the Company will net $10,000 under these circumstances.

Termination of the offering             The offering will conclude at the
                                        earlier of (i) when all 3,000,000 shares of common stock have been sold, or (ii)
                                        90 days after this registration
                                        statement is declared effective by the
                                        Securities and Exchange Commission.

Terms of the offering                   The Company's sole officer and director
                                        will sell the common stock upon
                                        effectiveness of this registration
                                        statement.

Risk Factors                            You should read the "Risk Factors"
                                        section beginning on page 5 and consider these factors carefully before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. BCS Solutions has not authorized anyone to provide you with information different from that which is contained in this prospectus. BCS Solutions is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate as of the date of this prospectus. The Company will update this prospectus with any material changes to our business.

This summary provides an overview of all the key aspects of this offering. These aspects include: 3,000,000 share offering, price at $0.01 per share, net proceeds range from a loss of $5,000 to a gain of $25,000 in proceeds used to complete the business plan, complete prototype of pre-authorized checking product, and offering will conclude at the earlier of (i) after all shares are sold or (ii) 90 days after the registration is declared effective. We must sell all the shares in the offering to have sufficient funds to complete the business plan and pre-authorized checking prototype. In addition, we will need additional funds beyond this offering to generate revenues.

It does not contain all the information that you should consider before making a decision to purchase the shares offered by BCS Solutions. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

                    SUMMARY INFORMATION ABOUT BCS SOLUTIONS

BCS Solutions intends to offer small and medium sized businesses services that reduce invoicing expenses, speed receipt of monies, allow authorization and recovery of paper drafts, acceptance of paper checks and other payment options.

BCS Solutions will provide instant cash flow for small and medium sized businesses and reduces expenses associated with invoicing with the services including pre-authorized checking, electronic payments, electronic check conversion, electronic check recovery for non-sufficient funds (NSF) checks, and telephone checks which allows merchants to accept checks by telephone or fax.

Our business and registered office is located at 1200 Laysan Teal Drive, Roseville, CA 95747. Our contact number is 916-289-0434.

As of April 30, 2010, BCS Solutions had $8,992 of cash on hand in the corporate bank account. The cash on hand is a result of a stock sale to Mr. Vorhies, our sole officer and director. The Company currently has incurred liabilities of $3,600. The Company anticipates incurring costs associated with this offering totaling approximately $5,000. As of the date of this prospectus, we have not generated any revenue from our business operations. The following financial information summarizes the more complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

                             SUMMARY FINANCIAL DATA

The following summary financial data should be read together with our financial statements and the related notes and "Management's Discussion and Analysis or Plan of Operation" appearing elsewhere in this prospectus. The summary financial data is not intended to replace our financial statements and the related notes. Our historical results are not necessarily indication of the results to be expected for any future period.

   AS OF JULY 31, 2010
      BALANCE SHEET                               (Unaudited)
   -------------------                         ------------------
Total Assets                                       $   4,880
Total Liabilities                                  $     650
Shareholder's Equity                               $   4,230

                                               THREE MONTHS ENDED
                               YEAR ENDED        July 31, 2010
     OPERATING DATA          April 30, 2010       (Unaudited)
     --------------          --------------    ------------------
Revenue .................       $       0          $       0
Net Loss ................       $   3,608          $   1,162
Net Loss Per Share * ....       $       0          $       0

* Diluted loss per share is identical to basic loss per share as the Company has no potentially dilutive securities outstanding. The cash on hand is a result of a stock sale to Mr. Vorhies, our sole officer and director.

As indicated in the financial statements accompanying this prospectus, BCS Solutions has had no revenue to date and has incurred only losses since inception. The Company has had no operations and has been issued a "going concern" opinion from their auditors, based upon the Company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                            DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company's office is located at 1200 Laysan Teal Drive, Roseville, CA 95747. The business office is located at the residence of Tyler Vorhies, the sole officer and director of the company at no charge. Since he is working on a non-exclusive consulting basis for Brown, Fink, Boyce, and Astle, there is no conflict with them.

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed.

The Company considers the following to be the material risks for an investor regarding this offering. BCS Solutions should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of your entire investment. Please consider the following risk factors before deciding to invest in our common stock.

RISKS RELATED TO THIS OFFERING
------------------------------

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK AND NOT BE ABLE TO TURN YOUR INVESTMENT INTO CASH

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN OUR COMPANY WILL RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

The Company has only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The offering price of $0.01 per common share as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. BCS Solutions' assets do not substantiate a share price of $0.01. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTCBB.

THERE IS NO MINIMUM AMOUNT REQUIRED TO BE RAISED IN THIS OFFERING, AND IF WE CANNOT GENERATE SUFFICIENT FUNDS FROM THIS OFFERING, THE BUSINESS WILL FAIL.

There is not a minimum amount of shares that need to be sold in this Offering for the Company to access the funds. Therefore, the proceeds of this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations, cash needs, and to achieve our objectives, could be adversely affected if the entire offering of Shares is not fully subscribed for.

BECAUSE THE COMPANY HAS 300,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHAREHOLDERS' EQUITY

The Company has 300,000,000 authorized shares, of which only 12,000,000 are currently issued and outstanding and an up to a maximum amount of 15,000,000 will be issued and outstanding after this offering terminates if the full offering is subscribed. The Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE FEWER WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN THIS COMPANY

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation growth and expansion of our business. Therefore, the only way to liquidate your investment is to sell your stock.

INVESTING IN THE COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. The business objectives of the Company are also speculative, and it is possible that we would be unable to accomplish them. The Company's shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, THEY WILL LOSE THE ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD ADVERSELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES CREATING A POTENTIAL LOSS OF INVESTMENT

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FEEL THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS

The Company's sole officer and director, Mr. Tyler Vorhies, owns 100% of the outstanding shares and will own no less than 75% after this offering is completed. For example, if 50% of the offering is sold, Mr. Vorhies will retain 87.5% of the shares outstanding. As a result, he will maintain control of the Company and be able to choose all of our directors. His interests may differ from those of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

THE COMPANY'S SOLE OFFICER AND DIRECTOR HAVE COMPLETE CONTROL OF ALL COMPANY DECISIONS AND INVESTORS DON'T HAVE THE ABILITY TO PARTICIPATE IN THE BUSINESS. IF MANAGEMENT MAKES POOR DECISIONS, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS AND OUR BUSINESS MAY FAIL

All decisions regarding the management of the company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company's sole officer and director. The only assurance that the shareholders of the company (including purchasers of the offered shares) have that the company's sole officer and director will not abuse his discretion in making decisions, with respect to its affairs and other business decisions, is his fiduciary obligations and business integrity. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the company's sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS
-----------------------------------------------------------------

AUDITOR'S GOING CONCERN
-----------------------

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF BCS SOLUTIONS, INC. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report for the period ending April 30, 2010 and dated May 20, 2010; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our sole officer may be unwilling or unable to loan or advance any additional capital to BCS Solutions, Inc. we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the April 30, 2010 Audited Financial Statements - Auditors Report". Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small with very little working capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. We intend to generate revenue through the sale of our products. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

SINCE BCS SOLUTIONS ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO GENERATING REVENUE, IT MAY NEVER ACHIEVE PROFITABILITY AND IF THE COMPANY CAN NOT ACHIEVE PROFITABILITY OR RAISE ADDITIONAL CAPITAL, IT MAY FAIL RESULTING IN A COMPLETE LOSS OF YOUR INVESTMENT

The Company anticipates an increase in its operating expenses, without realizing any revenues from the sale of its products. Within the next 12 months, the Company will have costs of at least $150,000 related to (i) the development of products and service, (ii) administrative expenses and (iii) the completion of the business plan.

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning sufficient revenue once we have started our sale activities, we may require additional financing to sustain our business operations. Over the next 12 months, we anticipate needing at least $150,000 to complete the business plan, development of products and services, and other operating expenses. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including the Company's sales results. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See "Description of Business."

No assurance can be given that the Company will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

RISKS RELATED TO INVESTING IN OUR COMPANY
-----------------------------------------

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR TERMINATION OF OUR OPERATIONS AND INVESTORS MAY LOOSE THEIR ENTIRE INVESTMENT

We were incorporated on April 21, 2010 and we have not realized any revenues to date. We are an early entry stage company in a very competitive services market. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business and you will lose your entire investment.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH MAY IMPACT THE COMPANY AND THE VALUE OF THE INVESTMENT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Currently, we don't have a product or prototype. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; and after we create a commercial product, the factors include: the level of commercial acceptance by the small and medium sized businesses of our products; fluctuations in the demand for our product and capital expenditures relating to expansion of our future business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a materially adverse effect on our business, financial condition and operating results.

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. Vorhies, our sole officer and director, has other business interests and currently devotes approximately 25 to 30 hours per week to our operations. He is currently an audit consultant to Brown, Fink, Boyce and Astle, a full-service Sacramento-based public accounting and management consulting firm serving clients primarily in Northern California and Nevada. Our operations may be sporadic and occur at times which are not convenient to Mr. Vorhies, which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS. IF THE COMPANY CEASES OPERATIONS, YOU WILL LOOSE YOUR INVESTMENT

Because the Company is entirely dependent on the efforts of its sole officer and director, his departure in the future, could have a materially adverse effect on the business. His expertise in the accounting industry as well as his technical expertise are critical to the success of the business. The loss of this resource would have a significant impact on our business. Such loss could have a significant negative effect on the success of our business. The Company does not maintain key person life insurance on its sole officer and director.

IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS RESULTING IN UP TO A COMPLETE LOSS OF YOUR INVESTMENT.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be used primarily to pay the claims of the Company's creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized, if any, after the settlement of claims.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY
--------------------------------------------------

THE CASH MANAGEMENT AND CHECK PROCESSING MARKET IS VERY COMPETITIVE AND OBTAINING THE FINANCIAL RESOURCES AND INFRASTRUCTURE NECESSARY TO PROCESS TRANSACTIONS IS ESSENTIAL TO BE SUCCESSFUL. WITHOUT THOSE CAPABILITIES, THE COMPANY CAN NOT SELL THEIR PRODUCTS AND WILL FAIL. IF THE COMPANY FAILS, YOU WILL LOOSE YOUR INVESTMENT

The check processing and cash management market is very competitive and service providers must have the infrastructure to process transactions in high quantity due to the low margins. In addition, a service provider must have the necessary capital to provide comfort to their clients. If the Company cannot obtain the infrastructure systems and financial capital, the Company will have difficulty attracting customers and generating revenues.

THE COMPANY WILL BE CREATING ITS FIRST PRODUCT PROTOTYPE FOR PREAUTHORIZED CHECKING. IF THE PROTOTYPE IS NOT COMPLETED SUCCESSFULLY, THE COMPANY WILL HAVE NO PRODUCT TO DEMONSTRATE TO CUSTOMERS. WITHOUT A SUCCESSFUL PROTOTYPE, THE COMPANY WILL NOT BE ABLE TO ATTRACT CUSTOMERS AND GENERATE REVENUES.

The Company will be developing the first product prototype, pre-authorized checking. This is the first product of several offerings in the Company's product plans. If the prototype is not successful in attracting interest from potential customers, the Company will not be able to generate revenue and the business may fail.

WE ARE A NEW BUSINESS AND ESTABLISHING A CUSTOMER BASE IS VERY TIME CONSUMING AND DIFFICULT TO ACHIEVE. WE MUST FIND CREATIVE WAYS TO WIN CUSTOMERS AND IF WE CAN'T, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

We are a new business in our industry and will have several challenges in attracting new customers. We must find creative ways to win customers, such as extended customer service (24x7), attractive pricing, and customized products offerings. If the Company is not able find creative ways to win customers, our future sales and operating results will be negatively impacted and our business could fail.

RISKS RELATED TO INVESTING IN OUR BUSINESS
------------------------------------------

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COSTS WHICH WILL IMPACT PROFITABILITY AND MAY CAUSE US TO CEASE OPERATIONS IF WE RUN OUT OF CAPITAL

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in the Company structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

GENERAL COMPETITION

The Company has identified a market opportunity for our products. The check processing and cash management market is very competitive and aggressive on pricing and service. Competitors already exist in this sector with more mature product suites and services. They also have greater financial resources, people, and infrastructure to support their business This has the potential to infringe on our future customer base, lengthen our sales cycle, increase marketing costs, which in turn will have an adverse affect upon our business and the results of our operations.

COMPETITION MAY DECREASE OUR MARKET SHARE, REVENUES, AND GROSS MARGINS.

BCS Solutions has decided to sell only to small and medium sized businesses only. These businesses are cross industry and cross region (all in US). Competitors like Equifax and Telecheck are established in the market and have existing customer bases. These and other competitors have substantially more capital, longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. These competitors may also adopt more aggressive pricing policies and establish more comprehensive marketing and advertising campaigns than we can. Our competitors may develop products and service offerings that we do not offer or that are more sophisticated or more cost effective than our own. For these and other reasons, our competitors' products and services may achieve greater acceptance in the marketplace than our own, limiting our ability to gain market share and customer loyalty and to generate sufficient revenues to achieve a profitable level of operations. Our failure to adequately address any of the above factors could harm our business and operating results.

IF, AFTER DEMONSTRATING PROOF-OF-CONCEPT, WE ARE UNABLE TO ESTABLISH RELATIONSHIPS WITH BUSINESS AND CHANNEL PARTNERS AND/OR CUSTOMERS, THE BUSINESS WILL FAIL.

Because there may be a substantial delay between the completion of this offering and the execution of the business plan, our expenses may be increased and it may take us longer to attract customers and generate revenues. We have no way to predict when we will begin delivering our products. In addition, it takes time, money, and resources to build relationships with customers and partners. If these efforts are unsuccessful or take longer than anticipated, the Company may run out of capital and the business will fail.

THE COMPANY MAY RETAIN INDEPENDENT RESOURCES OR CONSULTANTS DUE TO CAPITAL CONSTRAINTS TO HELP GROW THE BUSINESS. IF THESE RESOURCES DO NOT PERFORM, THE COMPANY MAY HAVE TO CEASE OPERATIONS AND YOU MAY LOOSE YOUR INVESTMENT

The company's management may decide due to economic reasons to retain independent contractors to provide services to the company. Those independent individuals and organizations have no fiduciary duty to the shareholders of the company and may not perform as expected.

WE WILL RELY ON STRATEGIC RELATIONSHIPS TO PROMOTE OUR SERVICES AND IF WE FAIL TO DEVELOP, MAINTAIN OR ENHANCE THESE RELATIONSHIPS, OUR ABILITY TO SERVE OUR CUSTOMERS AND DEVELOP NEW SERVICES AND APPLICATIONS COULD BE HARMED.

Our ability to provide our product to small and medium sized businesses depends significantly on our ability to develop, maintain or enhance our strategic relationships with these potential customers. In the beginning of operations, there will be a marketing challenge for BCS Solutions. The Company and identity will be newly formed; therefore, the company will be relatively unknown in the marketplace. Although the founder has significant experience and many contacts within the accounting industry, he has worked mainly as a consultant during the course of his career. Therefore, BCS Solutions won't benefit from immediate name recognition.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no materially adverse competitive conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the potential net proceeds and the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

                      IF 25% OF      IF 50% OF      IF 75% OF     IF 100% OF
                     SHARES SOLD    SHARES SOLD    SHARES SOLD    SHARES SOLD
                     -----------    -----------    -----------    -----------
NET PROCEEDS FROM
THIS OFFERING           $2,500        $10,000        $17,500        $25,000

The net proceeds in the table above assume $5,000 in costs associated with this offering.

The funds raised through this offering will be used to complete the business plan and create the first product prototype for pre-authorized checking. We anticipate needing a $150,000 in order to execute our business over the next twelve (12) months, which includes completing the business plan($8,000), creating and developing the first product prototype ($12,000-$15,000), completing the additional product development and service strategy ($95,000), identifying the necessary resources to implement our plan($25,000), and the balance ($10,000) for general working capital purposes. The Company will seek to raise the remaining funds (minimum of $125,000) to fund the future operations of the company. These additional capital resources may be funded through the issuance of common stock or of notes payable or other debt arrangements to individual accredited investors.

                        DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by BCS Solutions and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on April 21, 2010. The company's sole officer and director paid $0.00075 per share, a difference of $0.00925 per share lower than the share price in this offering.

                 DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING SHAREHOLDER PER SHARE DATA IF ALL OF THE SHARES ARE SOLD
-----------------------------------------------------------------
Price per share ....................................................  $0.01
Net tangible book value per share before offering ..................  $0.00045
Potential gain to existing shareholders ............................  $0.00157
Net tangible book value per share after offering ...................  $0.00202
Increase to present stockholders in net tangible book value
   per share after offering ........................................  $0.00157
Capital contributions ..............................................  $9,000
Number of shares outstanding before the offering ...................  12,000,000
Number of shares after offering held by existing stockholders ......  12,000,000
Percentage of ownership after offering .............................  80%

PURCHASERS PER SHARE DATA AND OWNERSHIP OF SHARES IN THIS OFFERING
IF ALL SHARES SOLD
------------------------------------------------------------------
Price per share ....................................................  $0.01
Dilution per share .................................................  $0.008
Net Capital contributions ..........................................  $25,000
Percentage of capital contributions (gross).........................  77%
Number of shares after offering held by public investors ...........  3,000,000
Percentage of ownership after offering .............................  20%

                          THE OFFERING BY THE COMPANY

BCS Solutions is registering 3,000,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. If and when we become effective with the SEC, we plan to develop a trading market. In order to do so, we have to retain an authorized OTCBB market maker. If we are successful in securing a market maker, they will file Form 211 with FINRA (Financial Industry Regulatory Authority). If FINRA approves the Company's 211, our stock will be quoted on the OTCBB.

There can be no assurances that we will be able to retain an authorized OTCBB market maker and furthermore, there are no assurances that we will be approved by FINRA. At the date hereof, we are not aware that any market maker has any such intention.

All of the shares registered herein will become effective for sale to investors. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Mr. Tyler Vorhies, owns 12,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The company is hereby registering 3,000,000 common shares. The price per share is $0.01.

In the event the company receives payment for the sale of their shares, BCS Solutions will receive all of the proceeds from such sales. BCS Solutions is bearing all expenses in connection with the registration of the shares of the company.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Mr. Vorhies our sole officer and director named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude when all 3,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within ninety (90) days from this initial effective date of this registration.

In connection with his selling efforts in the offering, Mr. Vorhies will not register as broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Tyler Vorhies is not subject to any statutory disqualification, as that term is defined in
Section 3(a)(39) of the Exchange Act. Tyler Vorhies will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Vorhies is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Vorhies will continue to primarily perform substantial duties for us or on our behalf. Mr. Vorhies has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

12,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 3,000,000 shares of its common stock at the price of $0.01 per share.

BCS Solutions will receive all proceeds from the sale of the shares by the company. The price per share is $0.01. However, BCS Solutions common stock may never be quoted on the OTCBB or listed on any exchange.

The company's shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the company or by agreement between the company and any purchasers of our common stock.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

BCS Solutions will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

Company Summary

BCS Solutions, Inc. intends to offer small and medium sized businesses products and services that reduce invoicing expenses, speed receipt of monies, and allow authorization and recovery of paper drafts.

BCS Solutions is a new company that intends to provide instant cash flow solutions for small and medium-sized businesses and reduces expenses associated with invoicing with services that include pre-authorized checking, electronic payments, electronic check conversion, electronic check recovery, and telephone checks.

Products

BCS Solutions intends to develop products and services that reduce invoicing expenses, speed receipt of monies, allow for more payment options, and allow acceptance of paper checks. At this time, these products and services have not been developed yet. It is the Company's intent and goal to develop the specific services to work as defined below.

The products (also called Point Solutions) and services will include the following:

   o Pre-Authorized Checking: This service automatically drafts a customer's monthly payments. This service is useful to businesses that provide monthly services, such as pest control companies, health clubs, child care facilities, apartment complexes etc. Business owners save on expenses associated with billing and avoid delays in receivables, and their customers save time because their paper drafts are automatically delivered to the merchant.

   o Electronic Payments: This service allows business owners to process electronic payments through the Automated Clearing House (ACH) system. This benefits the customer with timely funds settlement, built in recovery of NSF items, and reliable cash flow. It also saves money versus mailing invoices, and allows for check acceptance via the telephone.

   o Electronic Check Conversion: This service converts a traditional paper check into an electronic item at point-of-sale and processes through the ACH. This saves time and money while reducing the risk of NSF checks. Checks are electronically deposited to the business owner's account, and check verification is available at no additional cost.

   o Electronic Check Recovery: This service enters NSF items into a database and re-submits them electronically via the ACH network. The business owner receives 100% face value of the check paid the week following collection and release of the funds. There is no cost to the business owner for this service.

   o Telephone Checks: This service allows business owners to accept checks over the telephone. This allows credit convenience to checking account customer, and saves the business owners versus accepting credit cards. Funds are deposited into the business owner's account within 24 hours.

   o Professional Billing Services: This service can save the business owner money, time and the aggravation of trying to "do-it-yourself." This service also gives an improved professional image and better control over slow payments. Promotional mailing pieces can be produced and enclosed with your bill.

   o E-commerce: This service allows online merchants to easily accept and process electronic check payments directly from their website. We can help plan, design, and implement a reliable, secure, and affordable e-commerce solution for the business owner.

Mr. Vorhies has been solely responsible for the development of these services. He has not engaged any other person or entities in the development of these services. After the completion of this offering, the Company plans to hire Mr. Scott Spriggs to create the pre-authorized checking prototype.

Market Analysis Summary

BCS Solutions, Inc. will be focusing on small and medium sized service companies that have regular, ongoing billings. In addition, we will market all of our products and services when they are developed to all retail establishments.

We plan to start marketing product and services to companies on the West Coast. We believe this allows for our success utilizing only this market. However, we will not be limiting our marketing efforts to this area. Other areas of direct marketing will be the mid West, South and East Coast. In addition, we plan to market via the Internet which will allow potential customers from any area of the United States.

Competition and Buying Patterns

There are larger competitors that have more mature product suites, services, and greater financial Resources. These companies traditionally offer check guarantee services, and target organizations with an employee base of over 500 people. In addition, these companies have more people and infrastructure to support their operations.

BCS plans to build a customer base and revenues by targeting smaller companies (less than 500 employees) with a point solution, which is an offering to solve a specific business problem like Electronic Check Conversion, to meet their needs on an economic basis. Starting with a point solution allows the Company to get their "foot in the door", and then sell additional point solutions over time. The Company believes that larger competitors will avoid these companies because the small and medium size businesses are traditionally interested in point solutions that are economically priced for their business. Traditionally, larger competitors do not sell point solutions because they are not profitable for them. Larger competitors must sell their suite of products and service at higher prices to cover their infrastructure and overhead costs. The Company does not have the same type of overhead and infrastructure costs and therefore can compete effectively against the larger competitors. The Company believes this is a significant competitive advantage in the market not only to attract customers and generate revenues but also to establish the Company's viability over time.

Sales and Fulfillment Strategies

BCS Solutions, Inc. intends to promote its products and services via its website and advertises strategically via portals and publications devoted to small to medium size businesses. Currently, our web site has not been developed yet. Additionally, the company plans to solicit customers through direct mailings targeted toward businesses or institutions. The solicitation plans will include the following:

   o Direct mailing: We will retain the services of a local company that specializes in direct mail promotions. Mailings will be targeted to business types and geographic areas.

   o Internet marketing: A comprehensive website will feature services, pricing, and contact information. We will contract the services of The Omni Group, who specializes in driving targeted traffic to Internet storefronts, to promote our site.

   o Speaking opportunities: We will seek out and solicit opportunities to speak at industry association meetings, business seminars, etc.

The key fulfillment and delivery will be provided by the principal of the business. The real core value is the combination of hard work, attention to detail and a strong sense of service.

Technology

BCS Solutions, Inc. believes technology will be important to remain competitive in the market and to help manage costs. The Company plans to build and maintain several key systems including:

   1. Secure computer for maintenance of all customer files and fulfillment services

   2. Secondary computer with complete email facilities on the internet and all the necessary website development and publishing software for maintenance of our website which will allow customer prospecting, customer support, and contact.

   3. High-speed laser printer for creation of pre-authorized checks and marketing and sales literature.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

WE ARE A DEVELOPMENT STAGE COMPANY ORGANIZED TO DEVELOP CHECK PROCESSING AND CASH MANAGEMENT SERVICES

We have not yet generated or realized any revenues from business operations. Our auditors have issued a going concern opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our product and services to customers. Accordingly, we must raise cash from sources other than revenues generated from the proceeds of loans we undertake.

From inception to September 1, 2010, the company's business operations have primarily been focused on developing our business plan and market research.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

THERE IS NO HISTORICAL FINANCIAL INFORMATION ABOUT US UPON WHICH TO BASE AN EVALUATION OF OUR PERFORMANCE. BCS SOLUTIONS, INC. WAS INCORPORATED IN THE STATE OF FLORIDA ON APRIL 21, 2010; WE ARE A DEVELOPMENT STAGE COMPANY. THE COMPANY WILL DEVELOP AND MARKET CASH FLOW FINANCIAL PRODUCTS AND SERVICES FOR THE SMALL AND MEDIUM SIZE BUSINESS ACROSS A VARIETY OF INDUSTRIES. WE HAVE NOT GENERATED ANY REVENUES FROM OUR OPERATIONS. WE CANNOT GUARANTEE WE WILL BE SUCCESSFUL IN OUR BUSINESS OPERATIONS. OUR BUSINESS IS SUBJECT TO RISKS INHERENT IN THE ESTABLISHMENT OF A NEW BUSINESS ENTERPRISE, INCLUDING THE FINANCIAL RISKS ASSOCIATED WITH THE LIMITED CAPITAL RESOURCES CURRENTLY AVAILABLE TO US FOR THE IMPLEMENTATION OF OUR BUSINESS STRATEGIES (SEE "RISK FACTORS"). TO BECOME PROFITABLE AND COMPETITIVE, WE MUST COMPLETE THE BUSINESS PLAN, EXECUTE THE PLAN AND ESTABLISH SALES AND CO-DEVELOPMENT RELATIONSHIPS WITH CUSTOMERS AND PARTNERS.

PLAN OF OPERATION

Over the 12 month period, the Company will need $150,000 to operate its business. Starting upon the effective date of this registration statement, the Company must raise a minimum of $8,000 in order to complete the business plan and is expected to be completed within two months. In addition, the Company will create and develop the first product prototype for pre-authorized checking. This cost is estimated between $12,000 and $15,000 and is estimated to be completed within four (4) months after this offering. The Company plans to hire one (1) consultant, Scott Spriggs, to create the prototype. Mr. Spriggs has over 20 years of experience with Automatic Data Processing. At this time, the Company does not have any contractual agreement with Mr. Spriggs. After the completion of this offering, the Company plans to enter into an agreement for Mr. Spriggs to develop the prototype.

The specific milestones to accomplish over the next four (4) months after this offering is completed are as follows:

Complete the business plan:

   o Complete the financial projections (2 years) including income statement, balance sheet, and cash flow statements

   o  Identify additional board members for Company

Create and develop prototype for pre-authorized checking:

   o  Create and develop customer authorization forms

   o  Develop relationship to with national bank to demo prototype

   o Develop online accounting system to track payments, customers, and delinquencies.

   o Create a standard set of reports to show paying customers, delinquent customers, monthly cash flows, an exception reports.

   o Test prototype to ensure all accounting functions work and report properly.

After the business plan and product prototype are completed, the company plans on hiring additional employees and/or use consultants and contractors to build the rest of the product suite and development strategy. Initially, the Company will hire contractors and consultants to complete the business plan and prototype. After the prototype is completed and the Company has the financial resources to start generating revenues, the Company will then start hiring employees. During the initial implementation of our development strategy, the Company intends to hire independent consultants to develop and design the additional products consisting of various cash flow solutions for potential customers. The Company expects the additional product development to last between six to nine months after the pre-authorized checking prototype is completed depending on availability and hiring or contracting qualified resources.

Since inception to July 31, 2010, BCS Solutions has incurred a total of $4,120 on start-up costs. The Company has not generated any revenue from business operations. All proceeds currently held by the company are the result of the sale of common stock to its officer. The Company does not have any contractual arrangement with Mr. Tyler Vorhies to fund the Company on an on-going basis for either operating capital or a loan. Mr. Vorhies, the sole officer and director, may elect to fund the Company as he did initially, however there are no assurances that he will in the future.

The Company incurred expenditures of $4,000 for audit services and $120 for general administrative costs. Since inception, the majority of the company's time has been spent refining its business plan and conducting industry research, and preparing for a primary financial offering.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. For the period ended April 30, 2010, BCS Solutions, Inc. issued 12,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000 at $0.00075 per share.

We anticipate needing a $150,000 in order to execute our business plan over the next twelve (12) months, which includes (i) completing the business plan (estimated at $8,000), (ii) completing the first product prototype pre-authorized checking (estimated at $12,000-$15,000), (iii) completing the additional product development and service strategy (estimated at $95,000), (iv) identifying the sales executives necessary to start selling our products and services (estimated at $25,000) and (v) working capital (estimated at $10,000).

In order to complete the product development and service strategy, we will require four part time resources, one (1) for product design, two (2) for accounting and one (1) technical for planning work. Each resource will cost approximately $20,000 each. . In addition, we will require one marketing resource estimated at $15,000 that will develop the product and service marketing material including competitive analysis materials for the sales team.

However, the available cash is not sufficient to allow us to commence full execution of our business plan. Based on our success of raising additional capital over the next twelve (12) months, we anticipate employing various consultants and contractors to commence the development strategy for the product service plans. Until the business plan and prototype are completed, we are not able to quantify with any certainty any planned capital expenditures including the hiring of additional consultants and contractors beyond Scott Spriggs. The only known planned capital expenditure is the public company costs. As of April 30, 2010, the Company has no firm commitments for any capital expenditures.

Our business expansion will require additional capital resources that may be funded through the issuance of equity via common stock sale or debt via notes payable or convertible debt to individual accredited investors. We anticipate that receipt of such financing may require granting a security interest in the Company's assets and are willing to grant such interest to secure the necessary funding.

Through July 31, 2010, we have incurred a total of $4,120 in general and administration expenses including $4,000 in professional fees.

To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, Tyler Vorhies has agreed not to draw a salary until a minimum of $500,000 in funding is obtained or until we have achieved $500,000 in gross revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by Tyler Vorhies and are only paying the direct expenses associated with our business operations.

Given our low monthly cash flow requirement and the compensation arrangement with our sole officer, management believes that, while our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations until sufficient financial resources are available, we believe we will be able to meet our obligations for at least the next twelve months.

In the early stages of our company, we will need cash for completing the business plan and product prototype. We anticipate that during the first year, in order to execute our business plan to any meaningful degree, we would need to spend a minimum of $150,000 on such endeavors. If we are unable to raise the funds partially through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues.

The Company has entered into no contractual commitment agreements.

MANAGEMENT

OFFICERS AND DIRECTORS

Our sole officer and director will serve until his successor is elected and qualified. Our officer is elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our sole officer and director is set forth below:

Name and Address      Age      Position(s)
----------------      ---      -----------
Tyler Vorhies         25       Sole Officer
                               and sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee, a Nominating Committee or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. Our sole director is not an "audit committee financial expert" within the meaning of Section 407(d)(5) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

   o understands generally accepted accounting principles and financial statements,

   o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

   o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

   o  understands internal controls over financial reporting, and

   o  understands audit committee functions.

Our Board of Directors is comprised of an individual who was integral to our formation and who is involved in our day to day operations. While we would prefer our director be an audit committee financial expert, the individual who has been key to our development has professional background in finance or accounting. As with most small, early stage companies, until such time as our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee from our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. When we expand our board membership in future periods to include additional independent directors, we will establish an audit and other committees from our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                      CODE OF BUSINESS CONDUCT AND ETHICS

In April 2010 we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our sole officer and director. A code of ethics is a written standard designed to deter wrongdoing and to promote

   o  honest and ethical conduct,

   o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

   o  compliance with applicable laws, rules and regulations,

   o  the prompt reporting violation of the code, and

   o  accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this Form S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to www.sec.gov and looking at the attachments to this Form S-1.

                      BACKGROUND OF OFFICERS AND DIRECTORS

Mr. Tyler Vorhies, SOLE OFFICER AND DIRECTOR

RESUME

Mr. Vorhies has over 6 years of experience in account, auditing, and financial processes for small and medium businesses. Currently, he is working as an auditor on a consulting basis for Brown, Fink, Boyce, and Astle, a regional accounting firm serving the West Coast market. He has been working as a consultant for them since May, 2005. His responsibilities include company audits, individual, partnership, and corporate tax preparation and returns, contract negotiations, development and implementation of accounting standards and best practices, and working with clients to streamline and manage their cash.

CONFLICTS OF INTEREST

At the present time, we do not foresee a direct conflict of interest with our sole officer and director.

                             EXECUTIVE COMPENSATION

Tyler Vorhies will not be taking any compensation until the Company has raised $500,000 in working capital or has sales in excess of $500,000.

SUMMARY OF COMPENSATION

We did not pay any salaries in 2010. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of any officer or director other than as described herein.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning cash and certain other compensation we paid to our sole officer and director for the fiscal year ending April 30, 2010.

                                                                                      Non-
                                                                     Non-Equity    Qualified
                                                                     Incentive     Deferred
                                                 Stock     Option       Plan      Compensation   All Other
Name &                   Fiscal  Salary  Bonus  Award(s)  Award(s)  Compensation    Earnings    Compensation  Total
Principal Position        Year     ($)    ($)     ($)        ($)        ($)           ($)            ($)       ($)
-----------------------  ------  ------  -----  --------  --------  ------------  ------------  ------------  -----
Tyler Vorhies            2010      0      -        -         -          -             -              -         0
Sole officer and director

                                                       Number of     Percentage
Title of Class           Name                        Shares Owned   of Shares(1)
--------------           ----                        ------------   ------------
Shares of Common Stock   Tyler Vorhies (2)            12,000,000         100%
                         1200 Laysan Teal Drive
                         Roseville, CA 95747
__________________

(1) Based on 12,000,000 shares outstanding as of July 31, 2010.

(2) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct stock holdings. Mr. Vorhies is the only "parent" and "promoter" of the company.

We have no employment agreements with our sole officer and director. We will not pay compensation to Directors for attendance at meetings. We will reimburse the Directors for reasonable expenses incurred during the course of their performance.

DIRECTOR COMPENSATION

Mr. Vorhies the sole member of our Board of Directors is also our executive officer. We do not pay fees to directors for attendance at meetings of the Board of Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans including options and SARs that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, BCS Solutions has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the Company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of their position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, we must indemnify him or his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.

The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                                       Number of     Percentage
Title of Class           Name                        Shares Owned   of Shares(1)
--------------           ----                        ------------   ------------
Shares of Common Stock   Tyler Vorhies (2)            12,000,000         100%
                         1200 Laysan Teal Drive
                         Roseville, CA 95747
__________________

(1) Based on 12,000,000 shares outstanding as of July 31, 2010.

(2) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, Mr. Vorhies is the only "parent" and "promoter" of the company.

For the period ended July 31, 2010, a total of 12,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 3,000,000 of its common shares, in addition to the 12,000,000 shares currently issued and outstanding. The price per share is $0.01 (please see "Plan of Distribution" below).

The 12,000,000 shares currently issued and outstanding were acquired by our sole officer and director for the period ended, July 31, 2010. We issued a total of 12,000,000 common shares for consideration of $9,000, which was accounted for as a purchase of common stock.

                           DESCRIPTION OF SECURITIES

In the event the company receives payment for the sale of their shares, BCS Solutions will receive all of the proceeds from such sales. BCS Solutions is bearing all expenses in connection with the registration of the shares of the Company.

COMMON STOCK

The authorized common stock is three hundred million (300,000,000) shares with a par value of $.0001 for an aggregate par value of thirty thousand dollars ($30,000).

   * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

   * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, and assuming all 3,000,000 shares being offered are sold, present stockholders will own approximately 75% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                   REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, BCS Solutions will act as its own transfer agent.

                                STOCK OPTION PLAN

The Board of Directors of BCS Solutions has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. BCS Solutions may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                  LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

                                     EXPERTS

Our financial statements have been audited for the period ending April 30, 2010 by Lake & Associates CPA's, LLC, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                              BCS Solutions, Inc.
                         (A Development Stage Company)
                                 Balance Sheets

                                     ASSETS
                                     ------
                                                         July 31,     April 30,
                                                           2010         2010
                                                       (Unaudited)     Audited
                                                       -----------   ----------

CURRENT ASSETS
  Cash and cash equivalents ........................   $    4,880    $    8,992
                                                       ----------    ----------
    Total current assets ...........................   $    4,880         8,992
                                                       ----------    ----------

                                                       ----------    ----------
  TOTAL ASSETS .....................................   $    4,880    $    8,992
                                                       ==========    ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
  Accounts payable & Accrued liabilities ...........   $      650    $    3,600
                                                       ----------    ----------
    Total liabilities ..............................          650         3,600
                                                       ==========    ==========


STOCKHOLDERS' EQUITY
  Capital Stock (Note 4)
    Authorized:
      300,000,000 common shares, $0.0001 par value
    Issued and outstanding shares:
      12,000,000 ...................................        1,200         1,200
    Additional paid in capital .....................        7,800         7,800
    Deficit accumulated during the development stage       (4,770)       (3,608)
                                                       ----------    ----------
    Total Stockholders' Equity .....................        4,230         5,392
                                                       ----------    ----------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .......   $    4,880    $    8,992
                                                       ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                              BCS Solutions, Inc.
                         (A Development Stage Company)
                            Statements of Operations

                                                                  For the Period
                                                                  from Inception
                                                  Three Months       April 21,
                                                     Ended            2010 To
                                                    July 31,          July 31,
                                                      2010             2010
                                                  ------------    --------------

REVENUES .....................................    $         --     $         --
                                                  ------------     ------------


EXPENSES
  General & Administrative ...................    $         12     $        120
  Professional Fees ..........................           1,150            4,650
                                                  ------------     ------------
                                                         1,162            4,770

Loss Before Income Taxes .....................    $     (1,162)    $     (4,770)
                                                  ------------     ------------

Provision for Income Taxes ...................              --               --
                                                  ------------     ------------


Net Loss .....................................    $     (1,162)    $     (4,770)
                                                  ============     ============


PER SHARE DATA:

  Basic and diluted loss per common share ....    $     (0.000)    $     (0.000)
                                                  ============     ============

  Weighted Average Common shares outstanding .      12,000,000       12,000,000
                                                  ============     ============

   The accompanying notes are an integral part of these financial statements.

                                       BCS Solutions, Inc.
                                  (A Development Stage Company)
                          Statement of Stockholders' Equity (Deficiency)
                                                                              Deficit
                                                                            Accumulated
                                            Common Stock       Additional   During the
                                         -------------------    Paid-in     Development
                                           Shares     Amount    Capital        Stage        Total
                                         ----------   ------   ----------   -----------   --------
Inception - April  21, 2010 ........              -   $    -   $        -   $        -    $      -

  Common shares issued to Founder
   for cash at $0.00075 per share
   (par value $0.0001) on
   April 21, 2010 ..................     12,000,000    1,200        7,800            -       9,000

  Loss for the period from inception
   on April 21, 2010 to
   April 30, 2010 ..................              -        -            -       (3,608)     (3,608)
                                         ----------   ------   ----------   ----------    --------

Balance - April 30, 2010 ...........     12,000,000   $1,200   $    7,800   $   (3,608)   $  5,392
                                         ==========   ======   ==========   ==========    ========

  Loss for the quarter ended
   July 31, 2010 ...................              -        -            -       (1,162)     (1,162)
                                         ----------   ------   ----------   ----------    --------

Balance - July 31, 2010 ............     12,000,000   $1,200   $    7,800   $   (4,770)   $  4,230
                                         ==========   ======   ==========   ==========    ========

            The accompanying notes are an integral part of these financial statements.

                                               F-3

                              BCS Solutions, Inc.
                         (A Development Stage Company)
                            Statements of Cash Flows

                                                                  For the Period
                                                                  from Inception
                                                   Three Months      April 21,
                                                      Ended           2010 To
                                                     July 31,         July 31,
                                                       2010            2010
                                                   ------------   --------------

OPERATING ACTIVITIES

  Net loss .....................................   $    (1,162)   $      (4,770)

  Changes in Operating Assets and Liabilities:
  Increase (decrease) in
    Accounts payable and accrued liabilities ...        (2,950)             650
                                                   -----------    -------------
  Net cash used in operating activities ........        (4,112)          (4,120)
                                                   -----------    -------------

FINANCING ACTIVITIES

  Common stock issued for cash .................            --            9,000
                                                   -----------    -------------
  Net cash provided by financing activities ....            --            9,000
                                                   -----------    -------------


INCREASE IN CASH AND CASH EQUIVALENTS ..........        (4,112)           4,880

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD         8,992               --
                                                   -----------    -------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD .....   $     4,880    $       4,880
                                                   ===========    =============


Supplemental Cash Flow Disclosures:

  Cash paid for:
    Interest expense ...........................   $        --    $          --
                                                   ===========    =============
    Income taxes ...............................   $        --    $          --
                                                   ===========    =============

   The accompanying notes are an integral part of these financial statements.

                              BCS Solutions, Inc.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                                (July 31, 2010)

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

BCS Solutions, Inc. ("BCS Solutions") is a development stage company, incorporated in the State of Florida on April 21, 2010. BCS Solutions intends to offers small and medium sized businesses services that reduce invoicing expenses, speed receipt of monies, and allow authorization and recovery of paper drafts. The company intends to provide instant cash flow for small and medium sized businesses and reduces expenses associated with invoicing with services that include pre-authorized checking, electronic payments, electronic check conversion, electronic check recovery, and telephone checks.

Through July 31, 2010 the Company was in the development stage and has been focused on it's business plan and not generated any revenues. The Company has incurred losses since inception aggregating $4,770. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis
----------------

The Company is currently a development stage enterprise reporting under the provisions of Accounting Standards Codification ("ASC") 915 "Development Stage Entites", which was previously Statement of Financial Accounting Standards ("SFAS") No. 7.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the financial statements for the year ended April 30, 2010 and notes thereto and other pertinent information contained in our Form S-1/A the Company has filed with the Securities and Exchange Commission (the"SEC").

The results of operations for the three-month period ending July 31, 2010 are not necessarily indicative of the results for the full fiscal year ending April 30, 2011.

Cash and Cash Equivalents
-------------------------

For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less.

                              BCS Solutions, Inc.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                                (July 31, 2010)

Earnings (Loss) per Share
-------------------------

The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding for any periods reported.

Dividends
---------

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown, and none are contemplated in the near future.

Income Taxes
------------

The Company adopted FASB ASC 740, Income Taxes, at its inception deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of July 31, 2010.

Advertising
-----------

The Company will expense advertising as incurred. The advertising since inception has been $0.00.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                              BCS Solutions, Inc.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                                (July 31, 2010)

Revenue and Cost Recognition
----------------------------

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Related Parties
---------------

Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

Property
--------

The company does not own any real estate or other properties. The company's office is located 1200 Laysan Teal Drive, Roseville CA 95747. Our contact number is 916-289-0434. The business office is located at the home of Tyler Vorhies, the sole officer and director of the company, at no charge to the company. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

Recently Issued Accounting Pronouncements
-----------------------------------------

The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

NOTE 3. INCOME TAXES

The Company provides for income taxes under ASC Topic 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

ASC Topic 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Details for the period ending July 31, 2010 is as follows:

                              BCS Solutions, Inc.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                                (July 31, 2010)

                                                                   Period ending
                                                                   July 31, 2010
                                                                   -------------
Income tax expense (asset) at statutory rate ...................      $(1,227)
Valuation allowance ............................................        1,227
                                                                      -------
Income tax expense per books ...................................      $     0
                                                                      =======

Net deferred tax assets consist of the following components:

NOL Carryover ..................................................      $ 4,770
Valuation allowance ............................................       (4,770)
                                                                      -------
Net deferred tax asset .........................................      $     0
                                                                      =======

The Company has filed no income tax returns since inception.

At July 31, 2010, the Company had estimated net loss carry forwards of approximately $4,770 which expires through its tax year ending 2030. Utilization of these net operating loss carry forwards may be limited in accordance with IRCD Section 3.82 in the event of certain shifts in ownership.

NOTE 4. STOCKHOLDERS' EQUITY

Common Stock
------------

On April 21, 2010, the Company issued 12,000,000 of its $0.0001 par value common stock for $9,000 cash to the founder of the Company. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that Act.

There are 300,000,000 Common Shares at $0.0001 par value Authorized with 12,000,000 Issued and Outstanding as of July 31, 2010.

NOTE 5. RELATED PARTY TRANSACTIONS

The officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                              BCS Solutions, Inc.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                                (July 31, 2010)

NOTE 6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period April 21, 2010 (date of inception) through July 31, 2010 the Company has had a net loss of $4,230. As of July 31, 2010, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 7. CONCENTRATIONS OF RISKS

Cash Balances
-------------

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). All other deposit accounts at FDIC-insured institutions were insured up to at least $250,000 per depositor until December 31, 2009. On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, returned to $100,000 per depositor. The Company had no deposits in excess of insured amounts as of July 31, 2010.

NOTE 8. SUBSEQUENT EVENTS

We have evaluated events and transactions that occurred subsequent to July 31, 2010 through September 23, 2010, the date the financial statements were available to be issued, for potential recognition or disclosure in the accompanying financial statements. Other than the disclosures above, we did not identify any events or transactions that should be recognized or disclosed in the accompanying financial statements.

                                                        LAKE & ASSOCIATES, CPA'S

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of BCS Solutions, Inc.

We have audited the accompanying balance sheet of BCS Solutions, Inc. (a development stage enterprise)(the "Company") as of April 30, 2010 and the related statements of operations, stockholders' equity/(deficit), and cash flows for the period April 21, 2010 (inception) though April 30, 2010. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BCS Solutions, Inc. (a Florida corporation) as of April 30, 2010 and the results of its operations and its cash flows for the period April 21, 2010 (inception) through April 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed further in Note 6, the Company has been in the development stage since its inception (April 21, 2010) and continues to incur significant losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Lake & Associates CPA's LLC
Lake & Associates CPA's LLC
Boca Raton, Florida
May 20, 2010


1905 Wright Boulevard                              20283 State Road 7, Suite 300
Schaumburg, IL 60193                                   Boca Raton, Florida 33498

Phone: 847-524-0800                                          Phone: 561.982.9874
Fax: 847-524-1655                                              Fax: 561.982.7985

                              BCS Solutions, Inc.
                         (A Development Stage Company)
                                 Balance Sheet
                                 April 30, 2010

                                     ASSETS
                                     ------
                                                                      APRIL 30,
                                                                        2010
                                                                    ------------

CURRENT ASSETS
  Cash and cash equivalents .....................................   $     8,992
                                                                    -----------
    Total current assets ........................................         8,992
                                                                    -----------

                                                                    -----------

  TOTAL ASSETS ..................................................   $     8,992
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
  Accounts payable & Accrued liabilities ........................   $     3,600
                                                                    -----------
    Total liabilities ...........................................         3,600
                                                                    -----------


STOCKHOLDERS' EQUITY
  Capital Stock (Note 4)
    Authorized:
      300,000,000 common shares, $0.0001 par value
    Issued and outstanding shares:
      12,000,000 ................................................   $     1,200
  Additional paid-in capital ....................................         7,800
  Deficit accumulated during the development stage ..............        (3,608)
                                                                    -----------
  Total Stockholders' Equity ....................................         5,392
                                                                    -----------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ....................   $     8,992
                                                                    ===========

   The accompanying notes are an integral part of these financial statements.

                              BCS Solutions, Inc.
                         (A Development Stage Company)
                            Statement of Operations
          For the Period April 21, 2010 (Inception) to April 30, 2010

                                                                  For the Period
                                                                  from Inception
                                                                     April 21,
                                                                      2010 to
                                                                     April 30,
                                                                       2010
                                                                  --------------

REVENUES ......................................................   $           -
                                                                  -------------

EXPENSES
  General & Administrative ....................................             108
  Professional Fees ...........................................   $       3,500
                                                                  -------------

Loss Before Income Taxes ......................................   $      (3,608)
                                                                  -------------

Provision for Income Taxes ....................................               -
                                                                  -------------

Net Loss ......................................................   $      (3,608)
                                                                  =============

PER SHARE DATA:

  Basic and diluted loss per common share .....................   $           -
                                                                  =============

  Basic and diluted weighted Average Common shares outstanding       12,000,000
                                                                  =============

   The accompanying notes are an integral part of these financial statements.

                                       BCS Solutions, Inc.
                                  (A Development Stage Company)
                          Statement of Stockholders' Equity (Deficiency)
                                                                              Deficit
                                                                            Accumulated
                                            Common Stock       Additional   During the
                                         -------------------    Paid-in     Development
                                           Shares     Amount    Capital        Stage        Total
                                         ----------   ------   ----------   -----------   --------
Inception - April  21, 2010 ........              -   $    -   $        -   $        -    $      -

  Common shares issued to Founder
   for cash at $0.00075 per share
   (par value $0.0001) on
   April 21, 2010 ..................     12,000,000    1,200        7,800            -       9,000

  Loss for the period from inception
   on April 21, 2010 to
   April 30, 2010 ..................              -        -            -       (3,608)     (3,608)
                                         ----------   ------   ----------   ----------    --------

Balance - April 30, 2010 ...........     12,000,000   $1,200   $    7,800   $   (3,608)   $  5,392
                                         ==========   ======   ==========   ==========    ========

            The accompanying notes are an integral part of these financial statements.

                                               F-13

                              BCS Solutions, Inc.
                         (A Development Stage Company)
                             Statement of Cash Flow
          For the Period April 21, 2010 (Inception) to April 30, 2010

                                                                  For the Period
                                                                  from Inception
                                                                    April 21,
                                                                      2010 to
                                                                    April 30,
                                                                       2010
                                                                  --------------

OPERATING ACTIVITIES

  Net Loss .....................................................  $      (3,608)
                                                                  -------------

  Changes in Operating Assets and Liabilities:
    Increase (decrease) in accounts payable
     and accrued liabilities ...................................          3,600
                                                                  -------------
  Net cash used in operating activities ........................             (8)
                                                                  -------------

FINANCING ACTIVITIES

  Common stock issued for cash .................................          9,000
                                                                  -------------
  Net cash provided by financing activities ....................          9,000
                                                                  -------------


INCREASE IN CASH AND CASH EQUIVALENTS ..........................          8,992

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ...............              -
                                                                  -------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD .....................  $       8,992
                                                                  =============

Supplemental Cash Flow Disclosures:

  Cash paid for:
    Interest expense ...........................................  $           -
                                                                  =============
    Income taxes ...............................................  $           -
                                                                  =============

   The accompanying notes are an integral part of these financial statements.

                              BCS Solutions, Inc.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                  APRIL 21, 2010 (INCEPTION) TO APRIL 30, 2010

NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

BCS Solutions, Inc. ("BCS Solutions") is a development stage company, incorporated in the State of Florida on April 21, 2010. BCS Solutions intends to offers small and medium sized businesses services that reduce invoicing expenses, speed receipt of monies, and allow authorization and recovery of paper drafts. The company intends to provide instant cash flow for small and medium sized businesses and reduces expenses associated with invoicing with services that include pre-authorized checking, electronic payments, electronic check conversion, electronic check recovery, and telephone checks.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis
----------------

The Company is currently a development stage enterprise reporting under the provisions of Accounting Standards Codification ("ASC") 915, Development Stage Entity. These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents are reported in the balance sheet at cost, which approximates fair value. For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share
-------------------------

The company adopted ASC 260, Earnings per Share. Basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Dividends
---------

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown, and none are contemplated in the near future.

                              BCS Solutions, Inc.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                  APRIL 21, 2010 (INCEPTION) TO APRIL 30, 2010

Income Taxes
------------

The Company adopted ASC 740, Income Taxes, at its inception. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of April 30, 2010.

Advertising
-----------

The Company will expense advertising as incurred. The advertising since inception has been $0.00.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition
----------------------------

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Related Parties
---------------

Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

                              BCS Solutions, Inc.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                  APRIL 21, 2010 (INCEPTION) TO APRIL 30, 2010

Property
--------

The company does not own any real estate or other properties. The company's office is located 1200 Laysan Teal Drive, Roseville CA 95747. Our contact number is 916-289-0434. The business office is located at the home of Tyler Vorhies, the sole officer and director of the company, at no charge to the company. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

Recently Issued Accounting Pronouncements
-----------------------------------------

The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

NOTE 3.  INCOME TAXES

The Company provides for income taxes under ASC Topic 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

ASC Topic 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Details for the year ended April 30, 2010 is as follows:

                                                  Year Ended April 30, 2010
                                                  -------------------------
Income tax expense (asset) at statutory rate ..           $(1,227)
Valuation allowance ...........................             1,227
                                                          -------
Income tax expense per books ..................           $     0
                                                          =======

Net deferred tax assets consist of the following components:

NOL Carryover .................................           $ 3,608
Valuation allowance ...........................            (3,608)
                                                          -------
Net deferred tax asset ........................           $     0
                                                          =======

The Company has filed no income tax returns since inception.

At April 30, 2010, the Company had estimated net loss carry forwards of approximately $3,600 which expires through its tax year ending 2030. Utilization of these net operating loss carry forwards may be limited in accordance with IRCD Section 3.82 in the event of certain shifts in ownership.

                              BCS Solutions, Inc.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                  APRIL 21, 2010 (INCEPTION) TO APRIL 30, 2010

NOTE 4.  STOCKHOLDERS' EQUITY

Common Stock
------------

On April 21, 2010, the Company issued 12,000,000 of its $0.0001 par value common stock for $9,000 cash to the founder of the Company. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that Act.

There are 300,000,000 Common Shares at $0.0001 par value Authorized with 12,000,000 Issued and Outstanding as of April 30, 2010.

NOTE 5.  RELATED PARTY TRANSACTIONS

The officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period April 21, 2010 (date of inception) through April 30, 2010 the Company has had a net loss of $3,608. As of April 30, 2010, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 7.  CONCENTRATIONS OF RISKS

Cash Balances
-------------

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). All other deposit accounts at FDIC-insured institutions were insured up to at least $250,000 per depositor until December 31, 2009. On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, returned to $100,000 per depositor. The Company had no deposits in excess of insured amounts as of April 30, 2010.

NOTE 8.  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 20, 2010, the date which the financial statements were available to be issued, and no such events have occurred.

              PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

                  SEC Filing Fee and Printing ..   $ 1,000 *
                  Accounting Fees ..............   $  3500
                  Legal ........................   $   500
                                                   -------
                       TOTAL ...................   $ 5,000
                                                   -------
                  * estimate

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Florida Business Corporation Act, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation provides that, pursuant to Florida law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Florida law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Florida Business Corporation Act. We are not, however, required to indemnify any director or officer in connection with any
(a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or his duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common shares

BCS Solutions, Inc. is authorized to issue up to 300,000,000 shares of common stock with a par value of $0.0001. For the period ended April 30, 2010, we had issued 12,000,000 common shares to our sole officer and director for a total consideration of $9,000. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that Act.

BCS Solutions, Inc. is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, BCS Solutions, Inc. has sold the following securities which were not registered under the Securities Act of 1933, as amended:

For the period ended April 30, 2010, BCS Solutions, Inc. issued 12,000,000 shares of common stock to the sole officer and director for cash proceeds of $9,000 at 0.00075 per share.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------
3.1           Articles of Incorporation of BCS Solutions, Inc.*

3.2           Bylaws of BCS Solutions, Inc.*

4.1           Specimen Stock Certificate of BCS Solutions, Inc.*

5.1           Opinion of Counsel.*

14.1          Code of Business Conduct and Ethics.*

23.1          Consent of Accountants.**

23.2          Consent of Counsel.*

99.1          Subscription Documents and Procedure of BCS Solutions, Inc.*
_________________
*  Previously filed
** Filed herewith

(B) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1 Articles of Incorporation of BCS Solutions, Inc.

EXHIBIT 3.2 Bylaws of BCS Solutions, Inc.

EXHIBIT 4.1 Specimen Stock Certificate of BCS Solutions, Inc.

EXHIBIT 5.1 Opinion of Counsel.

EXHIBIT 14.1 Code of Business Conduct and Ethics.

EXHIBIT 23.1 Consent of Accountants

EXHIBIT 23.2 Consent of Counsel.

EXHIBIT 99.1 Subscription Documents and Procedure of BCS Solutions, Inc.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      i. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of California on September 27, 2010.

BCS Solutions, Inc.

/s/ Tyler Vorhies
-----------------
Tyler Vorhies
Sole Officer and Director


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tyler Vorhies, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign this Registration Statement and any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated.

/s/ Tyler Vorhies                      September 27, 2010
-----------------
Tyler Vorhies
Sole Officer and Director